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                  EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS


     We have issued our reports dated December 6, 1995 accompanying the consolidated financial statements and schedule incorporated by reference or included in the Annual Report of Duplex Products Inc. on Form 10-K for the year ended October 28, 1995. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Duplex Products Inc. on Form S-8 (File No. 2-64363, File No. 2-64362, File No. 2-89910, and File No. 33-53507).









                                                          /s/ GRANT THORNTON LLP

                                                              GRANT THORNTON LLP
                                                              Chicago, Illinois
                                                              January 24, 1996